Exhibit 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO THE SECURITIES ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 2511, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Void after

October [    ], 2020

WARRANT TO PURCHASE SHARES

OF PREFERRED STOCK

of

EXAGEN DIAGNOSTICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT, for value received,                                 , together with its permitted successors and assigns (“Holder”) is entitled, subject to the terms set forth below, to subscribe for and purchase shares of a series of Preferred Stock (the “Preferred Stock”) of Exagen Diagnostics, Inc., a Delaware corporation (the “Company”), subject to adjustment as provided herein. This warrant and any warrant subsequently issued upon exchange or transfer hereof are hereinafter referred to collectively as the “Warrant.” This Warrant is one of a series of warrants issued pursuant to that certain Note and Warrant Purchase Agreement dated October [ ], 2015 by and among the Company and the entities and persons listed on the Schedule of Investors thereto (the “Purchase Agreement”), and the Holder and the Company shall be bound by all the terms, conditions and provisions of the Purchase Agreement.

This Warrant is subject to the following terms and conditions:

1. Convertible Promissory Note. This Warrant is issued in connection with that certain Convertible Promissory Note dated October [ ], 2015 (the “Note”) by the Company in favor of Holder. All capitalized terms used but not defined in this Warrant shall have the meanings ascribed thereto in the Note.

2. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the shares covered hereby may be purchased, are as follows:

2.1 Term. Subject to the terms hereof and unless sooner terminated as provided below in Section 7.3, this Warrant may be exercised at any time after the date hereof, or from time to time, in whole or in part; provided, however, that in no event may this Warrant be exercised (the “Exercise Date”) later than 5:00 p.m. (Pacific Time) on the close of business on October [ ], 2020 (the “Exercise Period”).

2.2 Number of Shares. This Warrant may be exercised for a number of Shares, as defined below, as set forth below:

2.2.1 Equity Financing. In the event (a) the Company completes a Qualified Equity Financing (as defined below) or (b) the Note is converted into equity securities of the Company in accordance with Sections 4(b) or 4(c) of the Note, the number of Shares subject to this Warrant will be equal to the following:

A =	.20(B)
C
Where:
	A =	The number of Shares that may be purchased by Holder pursuant to this Warrant.

	B =	The original principal amount of the Note held by Holder.

	C =	The Exercise Price (as defined below) for the Shares.

The term “Qualified Equity Financing” shall mean an equity financing after the date hereof which results in aggregate gross proceeds to the Company of at least Ten Million Dollars ($10,000,000), excluding the conversion of the Notes, and in which investors purchase shares of a newly authorized series of the Company’s Preferred Stock and in which the Notes are converted into Shares.

The term “Shares” shall mean (a) if a Qualified Equity Financing occurs, the shares of Preferred Stock sold in the Qualified Equity Financing (the “New Preferred Stock”), or (b) if the Note has been converted into the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), pursuant to Sections 4(b)(i), 4(b)(ii)(A), 4(b)(iii) or 4(c) of the Note, such Series D Preferred Stock, in each case, subject to further adjustment as provided herein. The Company agrees to use commercially reasonable efforts to obtain the requisite approvals to authorize sufficient Series D Preferred Stock in the event the Shares issuable upon exercise of this Warrant are shares of Series D Preferred Stock.

2.3 Exercise Price. The “Exercise Price” shall be equal to (a) in case that the Shares being purchased upon exercise of this Warrant are shares of New Preferred Stock, the lowest price per share paid by investors for such New Preferred Stock and (b) in the case that the Shares being purchased upon exercise of this Warrant are shares of Series D Preferred Stock, the then applicable Conversion Price (as defined in the Company’s Fifteenth Amended and Restated Certificate of Incorporation, as the same may be amended from time to time), in each case, subject to adjustment as provided herein.

2.4 Method of Exercise. Subject to the terms and conditions contained herein and while this Warrant remains outstanding and exercisable, from and after the Qualified Equity Financing or conversion of the Note, as applicable, this Warrant is exercisable with respect to any or all of the Shares, at the option of Holder, upon surrender of this Warrant to the Company together with (a) a duly completed (i) Notice of Exercise, in the form attached hereto as Exhibit A, or (ii) Net Issue Election Notice, in the form attached hereto as Exhibit B and (b) payment of an amount equal to the Exercise Price multiplied by the number of Shares with respect to which this Warrant is being exercised as provided in Section 2.5 below. If Holder exercises this Warrant with respect to less than all of the Shares represented by this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver to Holder a new Warrant for the balance of such Shares.

2.5 Payment. Payment of the Exercise Price for the Shares with respect to which this Warrant is being exercised by Holder shall be made, at the option of Holder, (a) by delivery of cash payable by wire transfer of immediately available funds, (b) by the delivery of a cashier’s check or certified check, (c) by net issue election as set forth in Section 2.6 below, or (d) by any combination of (a) – (c).

2.6 Net Issue Election Holder may elect to receive, without payment by Holder of any additional consideration, Shares equal to the value of the “spread” on the Shares or any portion thereof by the surrender of the Warrant to the Company, together with a duly completed Net Issue Election Notice, in the form attached hereto as Exhibit B, at the principal office of the Company, in which event the Company shall issue to Holder such number of Shares as is computed using the following formula:

X =	Y (A – B)
A

Where:	X =	The number of Shares to be issued to Holder pursuant to the net issue election;

	Y =	The number of Shares in respect of which the net issue election is made;

	A =	The fair market value (as determined below) of one Share at the time the net issue election is made;

	B =	The Exercise Price in effect under this Warrant as of the date of the net issue election.

For purposes of this Section 2.6, the fair market value of one Share as of a particular date shall be as determined in good faith by the Board of Directors of the Company.

3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

3.1 Conversion of Shares into Common Stock. Upon conversion of all of the issued and outstanding shares of the Company’s Preferred Stock into Common Stock (“Common Stock”), this Warrant shall be automatically exercisable only for such number of shares of Common Stock as Holder would have received had this Warrant been exercised in full for the Shares and then converted into Common Stock on the date all issued and outstanding shares of the Company’s Preferred Stock converted into Common Stock. The Exercise Price in effect immediately prior to such conversion shall, concurrently with the effectiveness of such conversion, be proportionally adjusted. Upon such conversion of the Preferred Stock into Common Stock, all references under this Warrant to Shares shall be deemed references to Common Stock.

3.2 Split, Subdivision or Combination. If the Company should at any time or from time to time fix a record date for (a) the effectuation of a split or subdivision of the outstanding Shares or (b) the determination of Holders of Shares entitled to receive a dividend or other distribution payable in additional Shares or other securities or rights convertible into, or entitling Holder thereof to receive directly or indirectly, additional Shares (hereinafter referred to as the “Share Equivalents”), without payment of any consideration by such holder for the additional Shares or Share Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Shares which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares. Notwithstanding the foregoing, in any such case, the aggregate purchase price payable by Holder for the total number of Shares (as adjusted) shall remain the same.

3.3 Combination of Shares. If the number of Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Shares, the Exercise Price shall be appropriately increased and the number of Shares for which this Warrant is exercisable, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares. Notwithstanding the foregoing, in any such case, the aggregate purchase price payable by Holder for the total number of Shares (as adjusted) shall remain the same.

3.4 Reclassification or Reorganization. If the Shares shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, conversion or combination of shares or stock dividend provided for in Sections 3.1, 3.2 and 3.3 above), then and in each such event Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Shares (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein. At the request of Holder, this Warrant will thereupon be cancelled and upon its surrender to the Company, the Company will execute and deliver at its expense a new Warrant reflecting the foregoing adjustment, but otherwise identical to the replaced Warrant.

3.5 Notice of Adjustments and Record Dates. The Company shall promptly notify Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of Shares issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of holders of Shares for the purpose of determining holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

3.6 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of a fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Share by such fraction.

3.7 Issue Tax. The issuance of certificates for the Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder.

3.8 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that all shares of Shares as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

4. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense shall execute and deliver to Holder, in lieu thereof, a new Warrant of like tenor.

5. No Rights or Liability as a Stockholder. This Warrant does not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by Holder to purchase Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder as a shareholder of the Company.

6. Registration Rights. The Shares issuable upon exercise of this Warrant shall be entitled to registration rights and all other rights as applicable to Common Stock issuable upon conversion of New Equity Shares under any investors’ rights agreement entered into between the Company and the holders of New Equity Shares.

7. Miscellaneous.

7.1 Limitations on Disposition. Holder agrees not to make any disposition of this Warrant or any Shares, unless and until (i) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7.1 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and (ii) (A) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement, or (B) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with either (x) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (y) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

7.2 Permitted Transfers. Notwithstanding the provisions of Section 7.1 above, no such registration statement, prior consent or opinion of counsel shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation, (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder, or (iii) transfers in compliance with Rule 144 under the Securities Act, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition. Each new certificate evidencing this Warrant and/or the Shares so transferred shall bear the appropriate restrictive legends, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

7.3 Early Termination. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Securities Act, or any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to Holder ten (10) days advance written notice of such public offering, reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall terminate unless exercised prior to the date such public offering is closed or the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.

8. Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

9. Notices. All notices and other communications under this Warrant shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or by reputable overnight express courier (charges prepaid) or transmitted by facsimile (with confirmation of transmittal) to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance written notice to the other parties.

10. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

11. Amendments and Waivers. This Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in interest of the Shares issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon Holder of this Warrant (and of any Shares into which this Warrant is exercisable), and each future holder of all such securities and the Company.

12. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: October [ ], 2015	EXAGEN DIAGNOSTICS, INC.
a Delaware corporation

By:
	Name:	Fortunato Ron Rocca
	Title:	Chief Executive Officer

	Address:	1261 Liberty Way
Vista, CA 92081

ACKNOWLEDGED AND AGREED:

[HOLDER]

By:

Name:

Title:

Address:

Fax:

EXAGEN DIAGNOSTICS, INC.

WARRANT TO PURCHASE SHARES OF

PREFERRED STOCK

EXHIBIT A

FORM OF NOTICE OF EXERCISE

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder,                      Shares (as defined in the attached Warrant)* of EXAGEN DIAGNOSTICS, INC., a Delaware corporation and herewith makes payment of $                     therefor and requests that the certificates for such shares be issued in the name of, and delivered to,                                 , federal taxpayer identification number                     , whose address is                                                              .

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the                      Shares (as defined in the attached Warrant) are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to,                                 , federal taxpayer identification number                     , whose address is                                                                  .

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

*	Insert here the number of shares as to which the Warrant is being exercised.

EXHIBIT B

FORM OF NET ISSUE ELECTION NOTICE

(To be signed only on net issue exercise of the Warrant)

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to                      Shares (as defined in the attached Warrant) of EXAGEN DIAGNOSTICS, INC., a Delaware corporation, pursuant to the net issue election provisions set forth in Section 2.6 of the Warrant and requests that the certificates for the number of Shares issuable pursuant to said Section 2.6 after application of the net issue election formula to such Shares be issued in the name of, and delivered to,                                 , federal taxpayer identification number                     , whose address is                                                              .

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to,                                 , federal taxpayer identification number                     , whose address is                                                              .

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)